As filed with the Securities and Exchange Commission on July 2, 2015

Registration Statement No. 333-189227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AURICO GOLD INC.

(Exact name of Registrant as specified in its charter)

Ontario, Canada	1040	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Yonge Street, Suite 1601

Toronto, Ontario, Canada M5C 1T4

(647) 260-8880

(Address and telephone number of Registrant’s principal executive offices)

DeConcini McDonald Yetwin & Lacy, P.C.

2525 E. Broadway Blvd., Ste 200

Tucson, AZ 85716

(520) 322-5000

(Name, address and telephone number of agent for service in the United States)

Copy to:

Christopher J. Cummings

Paul, Weiss, Rifkind, Wharton & Garrison LLP

77 King Street West, Suite 3100

Toronto, ON M5K 1J3

Telephone: (416) 504-0520

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form F-3 Registration Statement (File No. 333-189227) (the “Registration Statement”) of AuRico Gold Inc. (“AuRico”).

AuRico is filing this Post-Effective Amendment to the Registration Statement to withdraw and remove from registration the unissued and unsold securities issuable by AuRico pursuant to such Registration Statement.

Pursuant to the arrangement agreement (the “Arrangement Agreement”), dated as of April 12, 2015, among AuRico and Alamos Gold Inc. (“Alamos”), on July 2, 2015, AuRico will amalgamate with Alamos.

As a result of the transactions contemplated by the Arrangement Agreement, AuRico is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by AuRico in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, AuRico hereby removes and withdraws from registration any and all securities of AuRico registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Country of Canada, on July 2, 2015.

AURICO GOLD INC.

By:	/s/ Scott G. Perry
Name: Scott G. Perry
Title: President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

/s/ Scott G. Perry Scott G. Perry		President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2015

/s/ Robert J. Chausse Robert J. Chausse		Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 2, 2015

* Alan R. Edwards		Chairman of the Board and Director	July 2, 2015

* Mark J. Daniel		Director	July 2, 2015

* Richard M. Colterjohn		Director	July 2, 2015

* Joseph G. Spiteri		Director	July 2, 2015

Janice Stairs		Director	July 2, 2015

* Ronald E. Smith		Director	July 2, 2015

* Patrick D. Downey		Director	July 2, 2015

*By:	/s/ Scott G. Perry Scott G. Perry	Attorney-in-fact	July 2, 2015

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of AuRico Gold Inc., in the City of Toronto, on July 2, 2015.

AURICO GOLD (USA) INC.
(Authorized Representative)

By:	/s/ Scott G. Perry
Name:	Scott G. Perry
Title:	President, Chief Executive Officer and Director

4